Exhibit 10.8


STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of October 21, 2005 by and among Executive Media Network Inc., a New York corporation (the "Company"), Brian Pussilano ("Pussilano") and James Luddy ("Luddy"), the sole stockholders of the Company (the "Stockholders"); and Branded Media Corporation, a Nevada corporation (the "Purchaser").

                              W I T N E S S E T H:

WHEREAS, the Company is a place-based media company that places advertising in airline clubs worldwide; and

WHEREAS, Purchaser is engaged in the exploitation of television, film and music programming, Internet content and related merchandising opportunities to establish and market brands, and desires to purchase all of the issued and outstanding common stock of the Company from the Stockholders (the "Company Stock");

WHEREAS, the Stockholders desire to sell the Company Stock (the "Acquisition") to Purchaser; and

WHEREAS, Purchaser has paid Luddy a deposit of $26,000 and Pussilano a deposit of $25,000 (the "Deposit") toward the Purchase Price as defined herein.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                     PURCHASE AND SALE OF THE COMPANY STOCK

     1.1 AGREEMENT TO PURCHASE. At the Closing (as hereinafter defined), Purchaser shall purchase the Company Stock from the Stockholders, upon and subject to the terms and conditions of this Agreement, in exchange for the Purchase Price (as hereinafter defined).

     1.2 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Company and the Stockholders contained herein, and in full and complete consideration of the sale, assignment, transfer and delivery of the Company Stock, the aggregate purchase price of $2,550,000 (the "Purchase Price") for the Company Stock shall be delivered on the Closing Date (as hereinafter defined).

     1.3 CLOSING. The Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Purchaser, 425 Madison Avenue - Penthouse New York, NY 10017 on October 21, 2005 or such other day as mutually agreed by the parties (the "Closing Date"). At the Closing, Purchaser shall deliver the balance of the Purchase Price (less Deposit), in immediately available certified funds, $1,374,000.00 to Luddy in the form of a JP Morgan

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Chase Bank Check and $1,125,000.00 ($775,000.00 in the form of a JP Morgan Chase
Bank Check and $350,000.00 in the form of a Promissory Note) to Pussilano, and Stockholders shall deliver the Company Stock to Purchaser.

     1.4 FURTHER ASSURANCES. After the Closing Date, the parties shall from time to time, at the request of the other parties and without further cost or expense to the party to whom the request is directed, execute and deliver such other instruments of conveyance and transfer and take such other actions as the other parties may reasonably request, in order to more effectively consummate the Acquisition and to vest in Purchaser, subject to the provisions of this Agreement, full ownership of the Company Stock at such future dates as provided for herein.

                                    ARTICLE 2
           REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS

     Each of the Company and the Stockholders hereby represents, covenants and warrants to Purchaser as follows:

     2.1 ORGANIZATION; GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The copies of the charter documents of the Company attached hereto as Schedule 2.1 are complete and correct copies of such instruments as presently in effect.

     2.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 100 shares of common stock, of which 100 shares are outstanding and held by Stockholders. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Each Stockholder owns his respective Company Stock free and clear of all liens, security interests and encumbrances. Upon delivery of the certificates in accordance with this Agreement, Purchaser will receive good and marketable title to the Company Stock.

     2.3 CORPORATE RECORD BOOKS. The corporate minute books of the Company have been made available to the Purchaser, are complete and correct and contain all of the proceedings of the stockholders and directors of the Company.

     2.4 AUTHORIZATION, ETC. The Company has full corporate power and authority, and the Stockholders have full power and authority, to enter into this Agreement and to carry out the Acquisition. The Company has taken all actions required by law, its charter documents, or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the Acquisition, and this Agreement is a valid and binding agreement of the Company and the Stockholders enforceable in accordance with its terms.

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     2.5 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter documents of the Company, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company or the Stockholders under, any agreement or commitment to which the Company or the Stockholders are a party or to which the Company or the Stockholders are subject, or violate any statue or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority.

     2.6 FINANCIAL STATEMENTS. The Company has heretofore delivered to Purchaser unaudited financial statements (the "Financial Statements") as of and for the period ended December 31, 2004 (the "Balance Sheet Date"), as set forth in
Schedule 2.6. Such Financial Statements and the notes thereto are true, complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of the Company as at the respective dates thereof. The Company's books and records have been maintained in accordance with good business practice and are, to the best knowledge of the Stockholders, in a form and condition to be audited by Purchaser's independent accountants.

     2.7 NO UNDISCLOSED LIABILITIES; ETC. Except as set forth on Schedule 2.7 and the Financial Statements, the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise).

     2.8 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in
Schedule 2.8, since the date of the Financial Statements, the Company has not:
(a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects; (b) Incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of business and consistent with past practice, or increased or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves; (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Financial Statements; (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due; (e) Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company;
(f) Cancelled any debts, waived any claims or rights of substantial value; or;
(g) Entered into or amended any employment agreement; (h) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed,

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tangible or intangible), except in the ordinary course of business and consistent with past practice; or (i) Agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

     2.9 LITIGATION. There is no pending or, to the knowledge of the Stockholders, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or to the knowledge of the Stockholders threatened against or involving the Company or the Stockholders, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company or the Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby; nor, to the knowledge of the Stockholders, is there any valid basis for any such action, proceeding or investigation. The Company is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any material contract, commitment or restriction to which it is a party or by which it is bound. The Company is not in violation of, or in default with respect to, any law, rule, regulations, order, judgment, or decree; nor, to the knowledge of the Stockholders, is the Company required to take any action in order to avoid such violation or default. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     2.10 COMPLIANCE. The Company and its properties are in compliance with all Legal Requirements, including, without limitation, those relating to zoning; the Company has not received any written notice asserting any non-compliance with any such Legal Requirements which would have a Material Adverse Effect with respect to the Company.

     2.11 TAXES.

     (a) Except as set forth on Schedule 2.11, (i) all federal, state, local and foreign income tax returns and reports and any other tax return or report for which there is a liability for the payment of Taxes in excess of $5,000 (collectively, "COMPANY TAX RETURNS") required to be filed by or on behalf of the Company (and any combined, consolidated, unitary or affiliated group of which the Company is or has been a member prior to the Closing Date) for Taxes have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Company Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings);
(ii) all such Company Tax Returns are true, correct and complete in all material respects; and (iii) all amounts shown as due on such Company Tax Returns and any other required payment of any other Tax liability in excess of $5,000 due from Company (and any combined, consolidated, unitary or affiliated group of which Company is or has been a member prior to the Closing Date) have been timely paid or accrued for on the Company Financial Statements. Except as set forth on
Schedule 2.11, the Company shall prepare and timely file, in a manner consistent with prior years except as required by a change in applicable laws and regulations, all Company Tax Returns required to be filed on or before the Closing Date (after giving effect to any valid extensions of time in which to make such filings). The Company has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including

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portions thereof, subsequent to the period covered by such Returns up to and including the Closing Date.

     (b) Except as set forth in Schedule 2.11(b), the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other party.

     (c) The Company is not a party to any tax sharing or similar contract or arrangement currently in effect (whether or not written) with any Person.

     2.12 EMPLOYEE BENEFIT PLANS.

     (a) Schedule 2.12 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and each stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company has, by virtue of such employee or former employee's employment with the Company, any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLANS."

     (b) The documents relating to the Company Plans provided to Purchaser are accurate copies thereof, and the Company will, to the extent not delivered or made available prior to the date hereof with respect to each Company Plan, deliver or make available to Purchaser promptly following the date hereof a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any material oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the most recent year (1) the Form 5500 and attached schedules, (2) audited financial statements, (3) actuarial valuation reports and (4) attorney's response to an auditor's request for information.

     (c) Except as disclosed on Schedule 2.12, (i) each Company Plan has been established and administered in all material respects in accordance with its terms, and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) for each Company Plan that is a "welfare plan" within the meaning of ERISA Section 3(1), the Company does not have nor will have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by law); (iv) to the knowledge of the Company, no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any Commonly Controlled Entity (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b),
(c), (m) or (o)), to any material tax, fine, lien, penalty or other material liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; and (vi) no "prohibited transaction" (as such term is defined in ERISA Section 406 and Code Section
4975) for which the Company has any liability has occurred with respect to any Company Plan.

     (d) No Company Plan is subject to Title IV of ERISA.

     (e) No Company Plan is a multiemployer plan within the meaning of ERISA
Section 4001(a)(3). The Company has not contributed nor had any obligation to contribute in the preceding five (5) years to such a multiemployer plan.

     (f) With respect to any Company Plan, (i) no material actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and (ii) to the knowledge of the Company, no facts or circumstances exist that could give rise to any such actions, suits or claims.

     (h) Except as disclosed on Schedule 2.12, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or director of the Company to severance pay, unemployment compensation or any similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former employee of the Company.

     2.13 MARKETING AGREEMENTS. Schedule 2.13 contains a complete and accurate list and summary description of all Marketing and/or Advertising Agreements to which the Company is a party or by which the Company is bound. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any such agreement. The Company is the owner of all right, title, and interest in and to each of the agreements and the agreements are free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

     2.14 REAL PROPERTY. Schedule 2.14 hereto identifies the real property ("COMPANY LEASED REAL PROPERTY") leased, subleased, occupied or used by the Company pursuant to a Lease or other agreement (each such Lease or other similar agreement being hereinafter referred to as a "COMPANY LEASE") and the Company owns or leases the improvements located on such Company Leased Real Property. The Company has not received any written notification that it is in default with respect to any Company Leases pursuant to which it occupies or uses any Company Leased Real Property and/or such improvements nor, to the knowledge of the Company, are there any disputes between any Person and the Company with respect to Company Leases, which default or dispute would materially adversely affect the right of the Company to remain in possession of the property in question or otherwise adversely affect in any material respect the ability to use such property for its current use. Except as set forth in Schedule 2.14, the Company has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Company Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for such obligations, the non-performance of which, and such defaults, the existence of which, in each case, would not result in a termination or cancellation of any Lease (or other such agreement). To the knowledge of the Company, no other party to any Company Lease or such other agreement is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for defaults which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company. Except as disclosed in
Schedule 2.14, the Company has a valid leasehold interest in each Company Leased Real Property subject to a Company Lease, which leasehold interest is free and clear of all Liens, except Permitted Liens.

     2.15 TANGIBLE PERSONAL PROPERTY.

     (a) The Tangible Personal Property owned, leased or used by the Company is in the aggregate sufficient and adequate to carry on its business as presently conducted and is, in the aggregate, in good operating condition and repair, normal "wear and tear" excepted.

         (b) Except as set forth on Schedule 2.15 or property and assets sold or disposed of in the ordinary course of business of the Company, the Company has good and valid title to all Tangible Personal Property shown on the Financial Statements as being owned by it, in each case free and clear of all Liens, except for Permitted Liens.

     2.16 CONTRACTS AND COMMITMENTS. Schedule 2.16 contains a true, complete and accurate list of all material contracts, agreements, instruments, leases, licenses, arrangements, or understandings (whether written or oral) to which the Company is a party or by which any of its assets or properties are bound. All contracts, agreements, plans, leases, policies and licenses referred to in
Schedule 2.16 are valid and in full force and effect, and true copies thereof have been heretofore made available to Purchaser.

     2.17 CONSENTS. Schedule 2.17 hereto sets forth a true and complete list of all consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties required to be received by or on the part of the Company and the Stockholders to enable the Company and the Stockholders to enter into and carry out this Agreement. All such requisite consents have been, or prior to the Closing will have been, obtained.

     2.18 INSURANCE. Schedule 2.18 hereto sets forth a list of all policies or binders of life, fire, liability, workmen's compensation or other insurance held by or on behalf of the Company (specifying the insurer, the policy number or covering note number with respect to such binders). Correct and complete copies of such policies or binders have been delivered or made available to Purchaser. The Company is not in default with respect to any material provision contained in any such policy or binder and has not received a notice of cancellation or non-renewal of any such policy or binder. All of such insurance is in full force and effect and all premiums due and payable thereon have been paid.

     2.19 LABOR MATTERS. The Company is not party to any collective bargaining agreement or other labor agreement with any union or labor organization, and no union or labor organization has been recognized by the Company. Except as disclosed on Schedule 2.19 hereto, as of the date hereof, (a) to the knowledge of the Company after reasonable inquiry, there is no union or labor organization actively seeking to organize any employees of the Company and (b) there is no strike, picketing or work stoppage by, or any lockout of, employees of the Company pending or, to the knowledge of the Company, threatened, against or involving the Company.

     2.20 QUESTIONABLE PAYMENTS. Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entry on the books or records of the Company; or (e) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     2.21 BROKERS. Except as set forth in Schedule 2.21, neither the Company nor the Stockholders has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement, and the Company and each Stockholder, jointly and severally, agree to indemnify Purchaser against, and to hold it harmless from, any claim for brokerage or similar commissions or other compensation that may be made against Purchaser by any third party in connection with the transactions contemplated hereby.

     2.22 CERTAIN DEFINITIONS. The following definitions are used in this
Article 2:

     (a) "CONTRACT" shall mean, whether in writing or oral, any contract, note, bond, deed, mortgage, indenture, lease, license, agreement or other instrument or obligation.

     (b) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (c) "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any court of competent jurisdiction.

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     (d) "LEASES" with respect to any Person, shall mean all leases of real, personal or intangible property under which the Company or any of its affiliates is lessee or lessor (or sublessee or sublessor).

     (e) "LEGAL REQUIREMENTS" with respect to any Person, shall mean (i) all statutes, laws, ordinances, codes, rules, regulations, judgments, decrees, decisions, writs, rulings, injunctions, orders and other requirements of any Governmental Authority and (ii) any consent, approval, authorization, waiver, permit, agreement, license, certificate, exemption, order, registration, declaration or filing of, with or to any Governmental Authority, in each case other than relating to Taxes, and in each case binding upon such Person or such Person's assets, business or properties.

     (f) "LIEN" shall mean any encumbrance, charge, security interest, mortgage, pledge, hypothecation, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant running with the land, encroachment, voting trust agreement, restriction, option, right of first offer or refusal, proxy or lien, including, but not limited to, liens for taxes.

     (g) "MATERIAL ADVERSE EFFECT," with respect to any Person, shall mean any change or effect that is or would be reasonably expected to be materially adverse to the business, assets, properties, financial condition or results of operations of such Person.

     (h) "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

     (i) "PERMITTED LIEN" shall mean (i) any Lien for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Person affected thereby,
(ii) with respect to real property, any Lien which is not in a material liquidated amount and which does not, individually or in the aggregate, interfere materially with the current use or materially detract from the value or marketability of such property (assuming its continued use in the manner in which it is currently used), (iii) a Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings, so long as the execution or other enforcement thereof has been stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the Financial Statements of the Company, (iv) Liens for assessments, levies or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which there are adequate reserves on the Financial Statements of the Company, (v) deposits or pledges to secure bids, tenders, contracts, franchises, leases, statutory obligations, indemnity, performance, surety and appeal bonds or other obligations of a like nature, in each case arising in the ordinary course of business, (vi) deposits or pledges to secure obligations under workers compensation, social security or similar laws or under employment insurance, (vii) mechanics', workers', materialman's or other like Liens arising in the ordinary course of business that do not materially detract from the value, or interfere with the present use, of the properties or assets affected thereby and (viii) Liens existing on the date hereof in respect of any capital leases in effect on the date hereof.

     (j) "PERSON" shall mean and include an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (k) "TANGIBLE PERSONAL PROPERTY" shall mean, collectively, machinery, equipment, furniture, fixtures and other tangible personal property.

     (l) "TAX" or "TAXES" shall mean all taxes, charges, fees, levies or other assessments, and all estimated payments thereof, including, but not limited to, income, excise, property, sales, use, value added, franchise, payroll, transfer, transfer gain, gross receipts, withholding, social security and unemployment taxes or other taxes of any kind, imposed by any foreign, Federal, state, county or local government, or any subdivision or agency thereof (a "TAX AUTHORITY"), and any interest, penalty and expense relating to such taxes, charges, fees, levies or other assessments.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Company and each Stockholder as follows:

     3.1 CORPORATE ORGANIZATION; ETC. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power and authority to carry on its business as now being conducted and to own the properties and assets it now owns.

     3.2 AUTHORIZATION, ETC. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Purchaser has taken all corporate and other action required to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Purchaser enforceable in accordance with its terms.

     3.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the Certificate of Incorporation or Bylaws of Purchaser, or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority.

     3.4 CAPITALIZATION. The authorized capital stock of Purchaser consists of 10,000,000 shares of preferred stock, none of which are outstanding and 500,000,000 shares of common stock, of which 29,220,499 shares are outstanding at September 30, 2005.

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     3.5 FINANCIAL STATEMENTS. The Purchaser has heretofore delivered to
Stockholder unaudited financial statements (the "Financial Statements") as of and for the period ended June 30, 2005 (the "Balance Sheet Date"), as set forth in Schedule 3.5. Such Financial Statements and the notes thereto are true, complete and accurate and fairly present the assets, liabilities, financial condition and results of operations of the Purchaser as at the respective dates thereof. The Purchaser's books and records have been maintained in accordance with good business practice and are in a form and condition to be audited by Company's independent accountants.

     3.6 NO UNDISCLOSED LIABILITIES, ETC. Purchaser has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the Purchaser Financial Statements, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, and the reserves reflected in the Purchaser Financial Statements are adequate, appropriate and reasonable.

     3.7 LITIGATION. There is no pending or threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened against Purchaser, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby; nor is there any valid basis for any such action, proceeding or investigation. Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     3.8 BROKERS. Purchaser has not engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and the Purchaser agrees to indemnify the Stockholders against, and to hold each of them harmless from, any claim for brokerage or similar commissions or other compensation that may be made against the Stockholders by any third party in connection with the transactions contemplated hereby.

     3.9 ABSENCE OF CERTAIN CHANGES. Since the date of the Purchaser Financial Statements, the Purchaser has not: (a) Suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;
(b) Incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of business and consistent with past practice, or increased or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves; (c) Paid, discharged or satisfied any claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Purchaser Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the balance sheet included in the Purchaser Financial Statements; (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due; (e) Become aware of any fact or event which materially adversely affects or may in the future materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Purchaser; (f) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or (g) Agreed, whether in writing or otherwise, to take any action described in this Section 3.9.


                                    ARTICLE 4
            COVENANTS OF THE PURCHASER, COMPANY AND THE STOCKHOLDERS:

     4.1.1 CONSENTS. The Company will obtain, prior to the Closing, all consents necessary, in the reasonable opinion of Purchaser's counsel, to the consummation of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Purchaser prior to or at the Closing.

     4.1.2 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, the Stockholders and the Company will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule made pursuant to this Section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing.

     4.1.3 OTHER TRANSACTIONS. Neither the Company nor the Stockholders shall enter into any discussions concerning, or approve or recommend any merger, consolidation, disposition of all or substantially all of its business, properties or assets (other than pursuant to this Agreement), acquisition or other business combination, or proposal therefor, or furnish or cause to be furnished any information concerning the business, properties or assets of the Company to any party in connection with any Company transaction involving the acquisition of the Company or all or any substantial part of its assets by any person other than Purchaser.

     4.2 COVENANTS OF THE PURCHASER:

     4.2.1 CONSENTS. The Purchaser will obtain, prior to the Closing, all consents necessary, in the reasonable opinion of Stockholders' counsel, to the consummation of the transactions contemplated hereby. All such consents will be in writing and executed counterparts thereof will be delivered to Stockholders prior to or at the Closing.

     4.2.2 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, the Purchaser will promptly supplement or amend any Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this

Agreement, would have been required to be set forth or described in any such Schedule. No supplement or amendment of any such Schedule made pursuant to this Section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless Stockholders specifically agree thereto in writing.

     4.23 EMPLOYMENT AGREEMENT. The Purchaser will enter into an Employment Agreement with Pussilano, in accordance with Section 5.4.


                                    ARTICLE 5
          CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

     Each and every obligation of the Company and the Stockholders under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Company and the Stockholders:

     5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained herein shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement.

     5.2 PERFORMANCE. Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     5.3 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     5.4 EXECUTION OF EMPLOYMENT AGREEMENT. Upon the execution of this Agreement, Pussilano shall enter into the Employment Agreement (attached hereto as Exhibit 5.4) with the Purchaser, (the "Stockholder's Employment Agreement" to be in substantially the same form as the Employment Agreement between the Purchaser and its CEO).

     5.5 CONSULTING ARRANGEMENT. Upon execution of this Agreement, Luddy shall be available to management to consult on matters relating to the operation of the Company for a period of sixty days after Closing Date ("Term"). During the Term, Purchaser shall reimburse Luddy for all pre-approved business expenses and health insurance premiums.

     5.6 DISSMISAL OF LAWSUIT. Upon execution of this Agreement, Stockholders shall dismiss with prejudice all outstanding litigation against all parties in the lawsuit filed in New York Supreme Court, James Luddy and Executive Media Network Inc. v. Brian Pussilano et al., Index No. 602122/04.

     5.7 MATERIAL CHANGE. From the date of the Purchaser Financial Statements to the Closing Date, the Purchaser shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     5.8 NON-COMPETITION. For a period of twenty-four (24) months following the Closing Date, Luddy hereby agrees that he shall not, within the Geographic Boundaries (defined on Schedule 1 hereto) establish, open, be engaged in or in any other manner whatsoever become interested, directly or indirectly, either as an employee, consultant, manager, advisor, owner, partner, principal, agent or investor or as a shareholder, director or officer of a corporation, or as a member of a limited liability company or otherwise, in the business, trade or occupation of selling, leasing, providing or in any other manner delivering or dealing with or in media sales and advertising inside airline clubs and first-class lounges at airports, for, with respect to or on behalf of the clients of the Company listed on Schedule 1 hereto. Luddy hereby agrees that this non-competition provision has been specifically bargained for by the Purchaser, that a breach of this Section 5.8 by him would cause the Purchaser irreparable harm and would be likely to inflict damages on the Purchaser not easily quantifiable in monetary terms, and that because of these factors, the Purchaser shall be entitled to specific performance with respect to these restrictions on Luddy, including the securing of a temporary restraining order to prevent violations hereof.


                                    ARTICLE 6
                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

     Each and every obligation of Purchaser under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Purchaser, provided, however, that each Stockholder shall be responsible for compliance with, and the truthfulness of, only his and the Company's representations, warranties and covenants made or given hereunder, and he shall not be responsible for the representations, warranties and covenants of the other Stockholder, or for such other Stockholders' compliance with the terms hereof:

     6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Article 2 hereof, the Schedules and in all certificates and other documents delivered and to be delivered by the Company and the Stockholders pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement or changes which are not material in the aggregate.

     6.2 PERFORMANCE. The Company and the Stockholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

     6.3 INVESTIGATIONS; ETC. No investigation of the Company and the Stockholders by Purchaser, nor the Schedules or any supplement thereto nor any other document delivered to Purchaser as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive reasonable judgment of Purchaser, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

     6.4 CONSENTS. The consents from third parties and government agencies required to consummate the transactions contemplated hereby shall have been obtained.

     6.5 NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

     6.8 MATERIAL CHANGE. From the date of the Financial Statements to the Closing Date, the Company shall not have suffered any unanticipated material adverse change (whether or not such change is referred to or described in any supplement to the Schedules) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     6.8 MISCELLANEOUS CLOSING DOCUMENTS. At the Closing, the Company and the Stockholders shall deliver to the Purchaser: (a) Certificates representing the Company Stock with duly endorsed stock powers; (b) Certificate of the Company and the Stockholders that the representations and warranties contained in
Article 2 of this Agreement are true and correct in all material respects at and as of the Closing Date, except for representations and warranties specifically relating to a time or times other than the Closing Date, which shall be true and correct in all material respects at such time or times; and (c) Certificate of the secretary of the Company with respect to the charter documents and resolutions of the Company authorizing the transactions contemplated hereby.


                                    ARTICLE 7
                                 INDEMNIFICATION

     7.1 INDEMNIFICATION BY STOCKHOLDER. The Stockholders shall, severally but not jointly, indemnify Purchaser and each of its officers and directors and hold each of them harmless from, against and in respect of and shall on demand reimburse such persons for: (a) all its losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of such Stockholder or the Company under this Agreement; (b) to the extent any of the following constitute a breach of any representation, warranty, covenant or agreement on the part of such Stockholder or the Company under this Agreement, any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Purchaser that relate to the Company or the business in which the principal event giving rise thereto occurred before the Closing Date or which result from or arise out of any action or inaction before the Closing Date of such Stockholder or the Company or any employee, agent, representative or subcontractor of the Company; and (c) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity.

     7.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify Stockholders and hold each of them harmless from, against and in respect of and shall on demand reimburse each of them for: (a) all his losses, liabilities, damages, costs and expenses arising from any misrepresentation or breach of any representation, warranty, covenant or agreement on the part of the Purchaser under this Agreement; (b) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against either Stockholder or the Company that relate to the Purchaser or the business in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or any employee, agent, representative or subcontractor of the Purchaser; and (c) any and all actions, suits, proceedings, elections, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid same or to oppose the imposition thereof, or in enforcing this indemnity.


                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS

     8.1 WAIVER OF COMPLIANCE. Any failure of the Company and Stockholders, on the one hand, or Purchaser, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the President of Purchaser or both Stockholders, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     8.2 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, certified or registered mail, return receipt requested, with postage prepaid or if delivered to an overnight courier that guarantees next-day delivery: (a) If to the Company or the Stockholders, to: Brian Pussilano and James Luddy, 230 Park Avenue - Suite 1000, New York, NY 10169 or (b) if to Purchaser, to Donald C. Taylor: Branded Media Corporation, 425 Madison Avenue, Penthouse, New York, NY 10017.

     8.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company without the prior written consent of the Purchaser.

     8.4 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law doctrine.

     8.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     8.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     8.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     8.9 PRIOR AGREEMENT SUPERCEDED. The Stockholders and the Company hereby agree that the existing Shareholders Agreement, dated January 11, 2004, concerning the Company entered into by the Stockholders shall pursuant to the consent of each Shareholder pursuant to Section 14(d) thereof, be of no further force and effect, and neither Stockholder shall have any claim against the other pursuant to such agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


BRANDED MEDIA CORPORATION

/s/  Eve Krzyzanowski
------------------------------
Eve Krzyzanowski
Chief Executive Officer

Executive Media Network Inc.

/s/  Brian Pussilano
------------------------------
Brian Pussilano
President


/s/  Brian Pussilano                              /s/  James Luddy
------------------------------                    -----------------------------
Brian Pussilano                                   James Luddy
Stockholder                                       Stockholder